Exhibit 16.1

Deloitte & Touche LLP
695 Town Center Drive
Suite 1200
Costa Mesa, CA 92626
USA
Tel: 714-436-7100
Fax: 714-436-7200
May 31, 2005	www.deloitte.com

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Beckman Coulter, Inc.’s Form 8-KA dated April 1, 2005, filed on May 31, 2005, and have the following comments:

1.               We agree with the statements made in the second, third, fourth and sixth paragraphs.

2.               We have no basis on which to agree or disagree with the statements made in the first, fifth, and seventh paragraphs.

Yours truly,

/s/ Deloitte & Touche LLP